SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  June 9, 2006

                              BOUNDLESS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

   Delaware                       0-17977                        13-3469637
   State of                       Commission                     IRS Employer
   Incorporation                  File Number                    I.D. Number

             50 Engineers Lane, Unit 2, Farmingdale, New York 11735
                     Address of principal executive offices

                  Registrant's telephone number: (631) 962-1500

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 1.03: Bankruptcy or Receivership

      On May 30, 2006, the United States Bankruptcy Court for the Eastern District of New York, Central Islip (the "Bankruptcy Court") entered an order confirming the plan of reorganization of Boundless Corporation (the "Company") and three of its subsidiaries, Boundless Technologies, Inc., ("Technologies"), Boundless Manufacturing Services, Inc. and Boundless Acquisition Corp. (a non-operating subsidiary) (collectively, the "Debtors"). On June 9, 2006 the order confirming the plan of reorganization became effective. The Debtors had filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the Bankruptcy Court on March 12, 2003. The Case Number for the Company's case is 03-81558. A copy of the Fourth Amended and Modified Chapter 11 Plan of Reorganization (the "Plan"), dated May 10, 2006, attached hereto as Exhibit 2 and is incorporated herein in its entirety by reference.

Defined Terms and Material Features of the Plan are as follows:

Defined Terms

"Effective Date" shall mean ten (10) days subsequent to the Confirmation Order's becoming a Final Order, or on such other date as may be agreed upon by the parties-in-interest.

"Boundless Common Stock" means the new series of Common Stock in Boundless to be issued and/or distributed under the Plan.

"Professional" means Ruskin Moscou Faltischek, P.C. (counsel to the Debtors), Fischbein Badillo Wagner Harding (co-counsel to Debtors), Platzer Swergold Karlin Levine Goldberg & Jaslow, LLP (Committee Counsel) and Mahoney Cohen and Company, CPA, P.C. (accountants to the Debtor and the Committee).

"Vision" means Vision Technologies, Inc.

Material Features of the Plan

As soon as practicable after the Effective Date, the Debtors shall take all steps necessary to arrange for the cancellation of each class of their existing common stock and preferred stock. Holders of existing common and preferred stock on the record date shall have his, her or its stock cancelled, and shall receive nothing on account thereof from the Debtors.

On the Effective Date, Boundless shall be authorized to issue one hundred (100,000,000) million shares of common stock ("Boundless Common Stock") of which four million shares shall be issued to the claimants as set forth in the Plan.

All assets of the Debtors, if any, not owned by Technologies shall be transferred to Technologies and any and all liabilities of the Debtors, including guarantees, shall be assumed by Technologies or canceled. On the Effective Date, Boundless Manufacturing Services, Inc. and Boundless Acquisition Corp. shall be dissolved.


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

On the Effective Date, the Debtors shall issue, or cause to be issued for Vision's benefit, and in its name, (a) shares of Technologies Common Stock sufficient to provide Vision with ownership of 100% of Technologies Common Stock issued and outstanding, or to be issued and outstanding, under the Plan and (b) 2,040,000 shares of Boundless Common Stock which will provide Vision with 51% of such shares to be issued and outstanding under the Plan (collectively as to (a) and (b) the "Vision Shares" and as to (b) only, "Visions' Distributable Common Shares"). The Vision Shares shall be issued in accordance with ss. 1145 of the Bankruptcy Code. Such issuance of the Vision Shares shall be deemed to be in full satisfaction of the Vision claim.

Other than the claims of the Professionals, allowed administrative, priority and tax claims shall be paid by Technologies in cash on the Effective Date, or upon such other terms as shall be agreed to by a holder of such Claim and Technologies pursuant to ss. 1129(a)(9)(A) and ss. 1129(a)(9)(C) of the Bankruptcy Code which may be modified from time to time pursuant to a written stipulation filed with the Court.

Upon application for payment pursuant to ss.ss. 330, 331 and 503(a) of the Bankruptcy Code and approval by the Bankruptcy Court, any and all Professional Fees not paid on or before the Effective Date shall be paid by Technologies as follows: (i) On the Effective Date - $70,000 and (ii) the remainder shall be paid in full in sixty-seven (67) consecutive monthly payments commencing on the 10th day of the first calendar month subsequent to the Effective Date and continuing on the 10th day of each of the next consecutive sixty-six (66) months. Interest shall accrue on any unpaid Professional Fees from and after the Effective Date to the date of payment in full at a rate of eight (8%) percent per annum.

Subject to adjustment, each holder of an allowed unsecured claim shall receive from Technologies its Pro Rata share of:

                  a. Cash payments in an amount equal to 2% of Technologies' annual revenues up to and including $7 million, on each of the first, second and third anniversary dates of the Effective Date;

                  b. Cash payments in an amount equal to 4% of Technologies' annual revenues exceeding $7 million, on each of the first, second and third anniversary dates of the Effective Date; and

                  c. Technologies shall escrow all amounts due on a monthly basis

            2. Except as set forth below, each of the annual payments to be distributed to holders of allowed unsecured claims shall be not less than: (a) $150,000 during each of the first two 12 month periods following the Effective Date, and, (b) $200,000 during the third 12 month period following the Effective Date.

            3. Except as set forth below, the total amount to be distributed by Technologies to holders of allowed unsecured claims shall be not less than $500,000.

            4. On the Effective Date, each holder of allowed unsecured claims shall also receive its pro rata share of one million nine hundred sixty thousand shares (the "Unsecured Creditors Shares") of Boundless Common Stock, which shares shall be issued in accordance with ss. 1145 of the Bankruptcy Code. The amount of cash payable to holders of allowed unsecured claims shall be subject to reduction pro rata, in an amount equal to 75% of the average aggregate closing prices of the Unsecured Creditors Shares traded on the electronic bulletin board during


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

the twenty trading day period beginning 60 calendar days after the shares are listed on any of the following: (i) the Nasdaq Electronic Bulletin Board, (ii) Nasdaq'a Small Cap or National Market or (iii) any exchange (collectively, a "Trading Market"). For this purpose, if such shares do not trade on a particular trading day, the closing price for that day that shall be used in determining the average closing price of such shares shall be the closing price for the shares on the last day it did trade. No holder of an allowed unsecured claim shall be required to return any cash distributions to Technologies as a result of the adjustments provided herein notwithstanding the value of the Unsecured Creditors Shares. Unsecured creditors holding Unsecured Creditors Shares will be notified promptly after any such shares are listed on a Trading Market and of any adjustments hereunder.

Subsequent to the Effective Date, Boundless shall acquire an interest in an operating company which desires to become a public company. In effecting this subsequent transaction under the Plan, Boundless will issue shares of its common stock to acquire its interests in the operating company. As a result these stock issuances, the Boundless Common Stock will represent approximately 10% of the outstanding common stock of Boundless after the acquisition is consummated and the owners of the operating company will own approximately 90% of the outstanding common stock of Boundless after the transaction. The consummation of this transaction will be undertaken in compliance with the Securities Laws of the United States and all other jurisdictions, if any, which require such compliance. In this regard, Boundless will fill a Form 8-K with the Securities and Exchange Commission ("SEC") with respect to this transaction.

Item 9.01. Financial Statements and Exhibits

(c)   Exhibits

      Exhibit Nos.
      ------------

           2       Fourth Amended and Modified Chapter 11 Plan of Reorganization


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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2006

                                                 BOUNDLESS CORPORATION


                                                 By:  /s/ Joseph Gardner
                                                    ----------------------------
                                                 Name:  Joseph Gardner,
                                                 Title: Vice President - Finance


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